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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements (Nos. 33-95372 and 33-97712) and in the Amendment No. 1 to the Registration Statements (No. 333-3890 and 333-3890-01) on Form S-3 of Highwoods Properties, Inc. of our report dated March 7, 1994 relating to the financial statements of AP Southeast Portfolio Partners, L.P. which appears on page F-13 in the Form 8-K/A of Highwoods Properties, Inc. dated April 29, 1996, as amended June 3, 1996. We also consent to the references to us under the heading "Experts" prospectus that is part of such Registration Statements.

PRICE WATERHOUSE LLP
Dallas, Texas
June 3, 1996